                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                 CURRENT REPORT

                                 ON FORM 8-K/A

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                      ------------------------------------




                Date of Report (Date of earliest event reported)

                                December 31, 1997

                               CONMED CORPORATION
             (Exact name of registrant as specified in its charter)

      NY                          0-16093                     16-0977505
 (State of                 (Commission File Number)         (IRS Employer
incorporation)                                            Identification No.)

310 Broad Street, Utica New York                              13501
(Address of principal executive offices)                    (Zip Code)

                                 (315) 797-8375
              (Registrant's telephone number, including area code)


                                       NA
          (Former name or former address, if changed since last report)

Item 1.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         On December 31, 1997, CONMED Corporation ("CONMED" or the "Company") acquired all the issued and outstanding shares of common stock of Linvatec Corporation ("Linvatec"), a Florida corporation, as well as certain related assets (the "Linvatec Acquisition"). This acquisition was reported on a Current Report on Form 8-K filed by CONMED on January 8, 1998. Item 7 herein supplements the earlier filing by providing the required financial statements.

Items 3-6. Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of CONMED Corporation

     We have audited the accompanying statement of assets acquired and liabilities assumed as of December 31, 1997 and 1996 and the related statement of net sales and direct operating expenses of the Linvatec Business Unit (the "Business"), a division of Zimmer, Inc., a wholly-owned subsidiary of Bristol-Myers Squibb Company, for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed and the statement of net sales and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements reflect the assets acquired and liabilities assumed and the net sales and direct operating expenses attributable to the Business as described in Note 2, and are not intended to be a complete presentation of the assets, liabilities, revenues or expenses of the Business.

     In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities described in Note 2 as of December 31, 1997 and 1996, and the net sales and direct operating expenses of the Business as described in Note 2 for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 1, on December 31, 1997 the Business was sold to CONMED Corporation.

PRICE WATERHOUSE LLP

Syracuse, New York
January 23, 1998

                             LINVATEC BUSINESS UNIT
                  (A DIVISION OF ZIMMER, INC., A WHOLLY-OWNED
                  SUBSIDIARY OF BRISTOL-MYERS SQUIBB COMPANY)

      STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED (IN THOUSANDS)

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1996        1997
                                                                           -------     -------
ASSETS ACQUIRED:
Current assets:
  Accounts receivable, net (Note 4)......................................  $22,179     $19,353
  Inventories, net (Note 5)..............................................   49,353      35,258
  Prepaid expenses.......................................................       48         218
                                                                           -------     -------
          Total current assets...........................................   71,580      54,829
Property, plant & equipment, net (Note 6)................................   14,980      12,279
Equipment on loan and other assets, net of accumulated amortization of
  $4,869 and $5,576, respectively........................................    4,443       4,056
Intellectual property, net of accumulated amortization of $988 and
  $1,014, respectively...................................................    1,138         911
                                                                           -------     -------
          TOTAL ASSETS ACQUIRED..........................................   92,141      72,075
                                                                           -------     -------
LIABILITIES ASSUMED:
Current liabilities:
  Accounts payable.......................................................    9,600       7,196
  Accrued liabilities (Note 7)...........................................    6,216       4,840
                                                                           -------     -------
          Total current liabilities......................................   15,816      12,036
          Other liabilities..............................................    1,379       1,572
                                                                           -------     -------
          TOTAL LIABILITIES ASSUMED......................................   17,195      13,608
                                                                           -------     -------
          NET ASSETS ACQUIRED............................................  $74,946     $58,467
                                                                           -------     -------

        The accompanying notes are an integral part of these statements.

                             LINVATEC BUSINESS UNIT
                  (A DIVISION OF ZIMMER, INC., A WHOLLY-OWNED
                  SUBSIDIARY OF BRISTOL-MYERS SQUIBB COMPANY)

      STATEMENT OF NET SALES AND DIRECT OPERATING EXPENSES (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                             -----------------------------------
                                                               1995         1996         1997
                                                             ---------    ---------    ---------
NET SALES..................................................  $ 218,708    $ 218,926    $ 228,377
                                                              --------     --------     --------

EXPENSES (NOTE 2):
  Cost of goods sold.......................................     81,563       82,969       89,079
  Commissions..............................................     25,037       26,081       25,544
  Sales force..............................................     16,105       17,558       16,817
  General and administrative...............................     12,051       12,282       16,840
  Other marketing..........................................      9,979       11,433       13,741
  Promotion................................................      9,646       10,382       12,704
  Research and development.................................      7,977        8,323        9,191
  Distribution.............................................      4,234        3,585        3,970
  Warranty.................................................      1,647        3,346        2,383
                                                              --------     --------     --------
          Total expenses...................................    168,239      175,959      190,269
                                                              --------     --------     --------
Net sales over direct expenses.............................  $  50,469    $  42,967    $  38,108
                                                              ========     ========     ========

        The accompanying notes are an integral part of these statements.

                             LINVATEC BUSINESS UNIT
 (A DIVISION OF ZIMMER, INC., A WHOLLY-OWNED SUBSIDIARY OF BRISTOL-MYERS SQUIBB
                                    COMPANY)

         NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                 AND OF NET SALES AND DIRECT OPERATING EXPENSES
                                 (IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS

     Effective December 31, 1997, CONMED Corporation ("CONMED") acquired the Linvatec Business Unit ("Linvatec" or the "Business"), comprising the outstanding shares of common stock of Linvatec Corporation, a wholly-owned subsidiary of Bristol-Myers Squibb Company ("BMS"), and certain other assets from BMS and its affiliates.

     The Business designs, manufactures and globally distributes arthroscopy products and powered surgical instruments. Linvatec's arthroscopy products are used primarily by orthopedic surgeons while its electric, battery and pneumatic powered instruments (marketed under the "Hall Surgical" brand) are used by a broad cross-section of surgeons in other fields.

     In June 1990, BMS purchased Concept, Inc. and its name was changed to Linvatec Corporation in July 1991. All of the assets acquired and liabilities assumed by BMS at that time were recorded at their fair market value at the date of purchase. In January 1994, Linvatec became a division of Zimmer, Inc. ("Zimmer"), a wholly-owned subsidiary of BMS.

     In 1995, Hall Surgical, a division of Zimmer, was integrated into Linvatec. In 1996, Linvatec acquired Envision, a California-based imaging company. The acquisition was accounted for as a purchase of assets.

2.  BASIS OF PRESENTATION

     The accompanying statements of assets acquired and liabilities assumed and net sales and direct operating expenses have been prepared in accordance with generally accepted accounting principles and were derived from the historical accounting records of BMS and do not give effect to the acquisition of the Business by CONMED. Complete financial statements, including a historical balance sheet and statement of cash flows, were not prepared as BMS did not maintain various financial statement components as discrete items for the Business. Accordingly, the statement of assets acquired and liabilities assumed does not include, among other components, cash, income taxes payable, deferred income taxes, borrowings or stockholders' equity.

                             LINVATEC BUSINESS UNIT
 (A DIVISION OF ZIMMER, INC., A WHOLLY-OWNED SUBSIDIARY OF BRISTOL-MYERS SQUIBB
                                    COMPANY)

         NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AND OF NET SALES AND DIRECT OPERATING EXPENSES -- (CONTINUED)
                                 (IN THOUSANDS)

     The statement of net sales and direct operating expenses includes amounts directly attributable to the manufacture, sale and distribution of the products of the Business which have been historically segregated in the accounting records of BMS. Outside of the United States, all products of the Business are marketed, sold and distributed by Zimmer. Additionally, all Hall Surgical products and certain arthroscopy products of the Business sold in the United States are marketed, sold and distributed by Zimmer. Zimmer also provides certain marketing, promotional and customer and technical services. To the extent not directly identifiable with Linvatec, expenses are allocated to Linvatec by BMS and Zimmer primarily based on the proportion of Linvatec sales to those of other BMS operations benefiting from the common expenses. Linvatec's management believes the allocation bases are reasonable. The aggregate allocated amounts included in the statement of net sales and direct operating expenses are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1995        1996        1997
                                                            -------     -------     -------
    Cost of goods sold....................................  $ 8,359     $ 9,231     $ 8,973
    Commissions...........................................    1,113       1,083       2,762
    Sales force...........................................    9,135      10,085       8,280
    General and administrative............................    8,766       7,945      10,547
    Other marketing.......................................    4,091       3,561       4,490
    Promotion.............................................       41          49          22
    Research and development..............................    1,652       1,470       1,876
    Distribution..........................................    3,742       3,554       3,334
                                                            -------     -------     -------
                                                            $36,899     $36,978     $40,284
                                                            =======     =======     =======

     BMS performs certain administrative functions for legal, payroll, insurance, treasury and internal audit for the Business. Such expenses, as well as interest expense, income tax expense, any gains or losses related to foreign exchange, and certain other corporate overhead costs, are not included in the statement of net sales and direct operating expenses, as BMS did not maintain these components as discrete items for the Business.

     As discussed above, all of Linvatec's international business is transacted by Zimmer which did not maintain separate trade accounts receivable records on behalf of Linvatec. Such receivables are not included in the statement of net assets acquired and were also not included among the assets acquired by CONMED. Net sales for the international business presented in the statement of net sales and direct operating expenses were $67,453, $67,851 and $75,267 for the years ended December 31, 1995, 1996 and 1997, respectively.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Inventories

     Inventories, net of reserves for obsolete and slow-moving goods, are generally stated at average cost, not in excess of market value.

  Property, Plant and Equipment

     Expenditures for additions, renewals and betterments are capitalized at cost. Depreciation is generally computed by the straight-line method based on the estimated useful lives of the related assets, ranging from 3 to 10 years.

                             LINVATEC BUSINESS UNIT
 (A DIVISION OF ZIMMER, INC., A WHOLLY-OWNED SUBSIDIARY OF BRISTOL-MYERS SQUIBB
                                    COMPANY)

         NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AND OF NET SALES AND DIRECT OPERATING EXPENSES -- (CONTINUED)
                                 (IN THOUSANDS)

  Equipment on Loan

     Equipment on loan primarily consists of equipment, consistent with industry practice, loaned to customers that purchase Linvatec's related disposable products. This equipment is amortized over the contract life, ranging from 2 to 3 years. Amortization expense for the years ended December 31, 1995, 1996 and 1997 was $1,654, $2,038 and $2,707, respectively.

  Intellectual Property

     Intellectual property primarily consists of a licensing agreement and certain patent rights which were capitalized at cost. Amortization is computed by the straight-line method based on the estimated useful lives of the related assets, ranging from 5 to 14 years. Amortization expense for the years ended December 31, 1995, 1996 and 1997 was $714, $714 and $230, respectively.

  Use of Estimates

     The preparation of these statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of these statements and the reported amounts of net sales and direct operating expenses during the reporting period. Actual results could differ from those estimates.

4.  ACCOUNTS RECEIVABLE, NET

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1996        1997
                                                                           -------     -------
Trade receivables........................................................  $21,902     $20,671
Miscellaneous receivables................................................    1,066         490
                                                                           -------     -------
                                                                            22,968      21,161
Allowance for doubtful accounts..........................................     (789)     (1,808)
                                                                           -------     -------
Accounts receivable, net.................................................  $22,179     $19,353
                                                                           =======     =======

5.  INVENTORIES, NET

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1996        1997
                                                                           -------     -------
Raw materials............................................................  $21,872     $17,911
Work-in-process..........................................................    4,654       2,073
Finished goods...........................................................   32,095      21,956
                                                                           -------     -------
                                                                            58,621      41,940
Reserves for obsolete and slow-moving goods..............................   (9,268)     (6,682)
                                                                           -------     -------
Inventory, net...........................................................  $49,353     $35,258
                                                                           =======     =======

                             LINVATEC BUSINESS UNIT
 (A DIVISION OF ZIMMER, INC., A WHOLLY-OWNED SUBSIDIARY OF BRISTOL-MYERS SQUIBB
                                    COMPANY)

         NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AND OF NET SALES AND DIRECT OPERATING EXPENSES -- (CONTINUED)
                                 (IN THOUSANDS)

6.  PROPERTY, PLANT AND EQUIPMENT, NET

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1996         1997
                                                                         --------     --------
Land...................................................................  $    119     $     --
Buildings..............................................................       913           --
Leasehold improvements.................................................     3,193        3,272
Machinery and equipment................................................    33,396       34,057
Construction in progress...............................................       316           70
                                                                         --------     --------
                                                                           37,937       37,399
Accumulated depreciation...............................................   (22,957)     (25,120)
                                                                         --------     --------
Property, plant and equipment, net.....................................  $ 14,980     $ 12,279
                                                                         ========     ========

     Depreciation expense was $4,288, $4,354 and $3,680 for the years ended December 31, 1995, 1996 and 1997, respectively.

7.  ACCRUED LIABILITIES

                                                                               DECEMBER 31,
                                                                             -----------------
                                                                              1996       1997
                                                                             ------     ------
Salaries...................................................................  $5,327     $4,198
Employee fringe benefits...................................................     826        516
Other......................................................................      63        126
                                                                             -------    -------
                                                                             $6,216     $4,840
                                                                             =======    =======

8.  COMMITMENTS AND CONTINGENCIES

     Linvatec leases facilities which are classified as operating leases. Expenses under all operating leases were approximately $2,067, $2,297 and $2,376 for the years ended December 31, 1995, 1996 and 1997, respectively. Future minimum lease payments under these non-cancelable operating leases as of December 31, 1997 are as follows:

        YEAR ENDING DECEMBER 31:
        -------------------------------------------------------------------
                  1998.....................................................  $ 2,152
                  1999.....................................................    1,985
                  2000.....................................................    2,030
                  2001.....................................................    2,100
                  2002.....................................................    2,149
                  Thereafter...............................................   14,363
                                                                             -------
                            Total minimum lease payments...................  $24,779
                                                                             =======

     Linvatec is subject to legal proceedings and claims which have arisen in the ordinary course of business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of Linvatec management, based upon the information available at this time, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the financial position or results of operations of Linvatec.

         (b)      Pro Forma Financial Information


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1997 has been prepared to reflect adjustments to the Company's historical results of operations to give pro forma effect to the Linvatec Acquisition, as if the Linvatec Acquisition had occurred as of January 1, 1997. These pro forma statements have been prepared by the Company based on the audited financial statements of the Company and Linvatec for the year ended December 31, 1997. The Company's balance sheet at December 31, 1997 includes the effects of the Linvatec Acquisition.

     The Company has accounted for the Linvatec Acquisition using the purchase method of accounting, under which tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. Adjustments to the Pro Forma Consolidated Statement of Income include such adjustments as are necessary to give effect to events that are directly attributable to the Linvatec Acquisition, which are expected to have a continuing impact on the Company and are factually supportable. The adjustments related to the Pro Forma Consolidated Statement of Income assume the Linvatec Acquisition was consummated on January 1, 1997. Allocations of the purchase price in the Linvatec Acquisition have been determined based on estimates of fair market value and, therefore, are subject to change. Differences between the amounts included herein and the final allocations are not expected to be material.

     The Company's historical results of operations include the results of operations of the surgical suction product line acquired from the Davol subsidiary ("Davol") of C.R. Bard, Inc. from July 1, 1997, the date of acquisition. The unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1997 has not been adjusted to include the results of operations of the product line acquired from Davol prior to July 1, 1997.

     These pro forma statements are not necessarily indicative of the financial position or results of operations which would have been attained had the Linvatec Acquisition been consummated on the date indicated or which may be attained in the future.

                               CONMED CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                     HISTORICAL   HISTORICAL      LINVATEC            PRO
                                      CONMED       LINVATEC      ADJUSTMENTS         FORMA
                                     --------     ----------     -----------       ---------
Net sales..........................  $138,270      $ 228,377      $  (39,213)(1)   $ 327,434
Cost of sales......................    74,220         89,079          (2,427)(1)     164,272
                                                                       3,400(2)
                                     --------       --------        --------        --------
Gross profit.......................    64,050        139,298         (40,186)        163,162
Selling and administrative
  expense..........................    35,299         91,999         (27,062)(1)     100,781
                                                                      (7,169)(3)
                                                                       7,714(4)
Research and development expense...     3,037          9,191            (930)(3)      11,298
Unusual items......................    37,242             --                          37,242
                                     --------       --------        --------        --------
Income (loss) from operations......   (11,528)        38,108         (12,739)         13,841
Interest income (expense), net.....       823             --         (29,200)(5)     (29,402)
                                                                      (1,025)(6)
                                     --------       --------        --------        --------
Income (loss) before income tax....   (10,705)        38,108         (42,964)        (15,561)
Provision (benefit) for income
  tax..............................    (3,640)            --          (1,748)(7)      (5,388)
                                     --------       --------        --------        --------
Net income (loss)..................  $ (7,065)     $  38,108      $  (41,216)      $ (10,173)
                                     ========       ========        ========        ========
Earnings (loss) per share:
  Basic............................  $  (0.47)                                     $   (0.68)
                                     ========                                       ========
  Diluted..........................  $  (0.47)                                     $   (0.68)
                                     ========                                       ========
Weighted average number of common
  shares used in calculating:
  Basic earnings (loss) per
     share.........................    14,997                                         14,997
  Diluted earnings (loss) per
     share.........................    14,997                                         14,997
Other financial data:
  Depreciation and amortization....  $  6,954      $   6,617      $    7,714       $  21,285
  EBITDA (8).......................  $ 32,668      $  44,725      $   (1,625)      $  75,768
  Deficiency of earnings to cover
    fixed charges (9)..............  $(11,381)                                     $ (16,384)

    See accompanying notes to the Unaudited Pro Forma Consolidated Financial
                                  Information
                for an explanation of the pro forma adjustments.

                               CONMED CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

(1) Linvatec historically distributed certain products through Zimmer, a subsidiary of BMS. In connection with the Linvatec Acquisition, the Company entered into distribution agreements with Zimmer to continue to distribute certain of Linvatec's products in various parts of the world where Zimmer had previously distributed these certain products. See "Business -- Marketing" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The historical net sales and cost of sales amounts included in the Linvatec financial statements include allocations from Zimmer for the revenue derived from the sales by Zimmer to the end user (as opposed to the revenue derived from the sale by Linvatec to Zimmer) and the related expenses of Zimmer's distribution effort. Adjustments have been made to the Unaudited Pro Forma Statement of Income to reduce net sales by $39,213, to reflect the lower selling prices by using Zimmer to sell to end users rather than selling directly to end users. Similarly, adjustments have been made to the Unaudited Pro Forma Statement of Income to reduce cost of sales by $2,427 and to reduce general and administrative expenses by $27,062, to reflect the elimination of expenses that were allocated by Zimmer to Linvatec in connection with the sale of Linvatec's products.

(2) As required by purchase accounting in connection with the Linvatec Acquisition, the Company increased inventory by $3,400 over the cost to produce to value such inventory at its fair value at the acquisition date. For purposes of the Unaudited Pro Forma Statement of Income, this increased inventory value has been charged to cost of sales in 1997, based upon the assumption that the related inventory was sold in the pro forma period.

(3) The Linvatec historical financial statements include allocations of corporate expenses of Zimmer and BMS. Pro forma adjustments of $7,169 and $930 have been made to reduce general and administrative expense and research and development expense, respectively, for all such allocated expenses. BMS provided certain legal, treasury, internal audit and other administrative functions on behalf of Linvatec, for which no expense is included in the Historical Linvatec amounts. No pro forma adjustment has been made for such services, which are assumed to be provided by the existing management and administrative personnel of the Company.

(4) As required by purchase accounting in connection with the Linvatec Acquisition, the Company recorded goodwill and other intangibles of $274,000. Amortization of goodwill (40-year period) and other intangibles (5 to 40-year periods) totals approximately $7,714 per year and that amount has been included in selling and administrative expense in the Unaudited Pro Forma Statement of Income.

(5) To finance the Linvatec Acquisition, the Company entered into the credit agreement attached as Exhibit 10.1 to this Current Report on Form 8-K/A (the "Credit Facility"). For purposes of this Unaudited Pro Forma Statement of Income, it has been assumed that the Company financed $365,000 of the acquisition price under the Credit Facility, resulting in interest expense of $29,200, assuming an average borrowing rate of 8.0%.

(6) The Company incurred $5,625 of debt financing cost in connection with the Credit Facility. Amortization of such debt financing costs over the 5.49 year average life of the Credit Facility equals $1,025.

(7) To record the income tax benefit for the difference between the Linvatec historical income before income tax ($38,108) and the adjustments related to the Linvatec Acquisition ($42,964), at an assumed rate of 36%, $1,748 is added to the benefit for income tax.

(8) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, other income, unusual items and inventory write-up pursuant to purchase accounting. EBITDA is included herein because certain investors consider it to be a useful measure of a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined in generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income or cash flow from operations or as a measure of profitability or liquidity.

(9) The deficiency of earnings to cover fixed charges is calculating by subtracting fixed charges from income from operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest expense, amortization of debt issuance costs and the estimated interest component of rent expense.

         (c)      Exhibits required by Item 601 of Regulation S-K

Exhibit No.       Description

2.1 (a)           Stock and Asset Purchase Agreement
                  dated as of November 26, 1997 between
                  Bristol-Myers Squibb Company and
                  CONMED Corporation, as amended by an
                  amendment dated as of December 31, 1997
                  (previously filed).

2.1 (b) Amendment dated as of December 31, 1997, between Bristol-Myers Squibb Company and CONMED Corporation, to the Stock and Asset Purchase Agreement, dated as of November 26, 1997 between Bristol-Myers Squibb Company and CONMED (previously filed).

4.1               Warrant, dated as of December 31, 1997,
                  issued to Bristol-Myers Squibb Company
                  (previously filed).

10.1              Credit Agreement, dated as of December
                  29, 1997, among CONMED Corporation, the
                  several banks and other financial
                  institutions or entities from time to
                  time parties to the Agreement, Chase
                  Securities Inc., Salomon Brothers
                  Holding Company, Inc, and The Chase
                  Manhattan Bank (previously filed).

10.2              Guarantee and Collateral Agreement,
                  dated as of December 31, 1997, made by
                  CONMED Corporation and certain of its subsidiaries in favor of The Chase Manhattan Bank
                  (previously filed).


23                Consent, dated February 17, 1998, of Price
                  Waterhouse LLP, independent auditors for
                  Linvatec Corporation.

99 Press release dated December 31, 1997, of CONMED Corporation, announcing the acquisition of Linvatec Corporation and certain related assets (previously filed).

Items 8-9.        Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CONMED CORPORATION

                                      By  /s/ Joseph J. Corasanti
                                          _____________________________________
                                          Name: Joseph J. Corasanti
                                          Title: Vice President-Legal Affairs

Date:  February 17, 1998

                                  EXHIBIT INDEX

Exhibit                   Description                   Sequential
No.                                                     Page No.
2.1 (a)   Stock and Asset Purchase Agreement
          dated as of November 26, 1997 between
          Bristol-Myers Squibb Company and
          CONMED Corporation, as amended by an
          amendment dated as of December 31, 1997
          (previously filed).

2.1 (b) Amendment dated as of December 31, 1997, between Bristol-Myers Squibb Company and
          CONMED Corporation, to the Stock and
          Asset Purchase Agreement, dated as of
          November 26, 1997 between Bristol-Myers
          Squibb Company and CONMED (previously filed).

4.1       Warrant, dated as of December 31, 1997,
          issued to Bristol-Myers Squibb Company
          (previously filed).

10.1      Credit Agreement, dated as of December
          29, 1997, among CONMED Corporation, the
          several banks and other financial
          institutions or entities from time to
          time parties to the Agreement, Chase
          Securities Inc., Salomon Brothers
          Holding Company, Inc, and The Chase
          Manhattan Bank (previously filed).

10.2      Guarantee and Collateral Agreement,
          dated as of December 31, 1997, made by
          CONMED Corporation and certain of its
          subsidiaries in favor of The Chase
          Manhattan Bank (previously filed).

23        Consent, dated February 17, 1998, of
          Price Waterhouse LLP, independent
          auditors for Linvatec Corporation.

99        Press Release dated December 31,
          1997, of CONMED Corporation,
          announcing the acquisition of
          Linvatec Corporation and certain
          related assets (previously filed).